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                                                                    EXHIBIT 4.12

                     REAFFIRMATION OF AND FIRST AMENDMENT TO
         SUBSIDIARIES GUARANTY, SECURITY AGREEMENT AND PLEDGE AGREEMENT

            This First Amendment to Subsidiaries Guaranty, Security Agreement and Pledge Agreement (this "Amendment"), dated as of June 4, 2004, is made by and among INFOUSA INC., a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower signatories hereto (with the Borrower, the "Companies", and each a "Company"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity, the "Collateral Agent") for various financial institutions from time to time a party to the Credit Agreement (defined below).

                                    Recitals

            1. The Borrower, various financial institutions from time to time party thereto in the capacity of a lender (in such capacity, the "Lenders"), and Wells Fargo Bank, National Association, as administrative agent (together with any successor administrative agent, the "Administrative Agent"), are parties to a Credit Agreement, dated as of March 25, 2004 (the "Old Credit Agreement"). Under the Old Credit Agreement, the Lenders extended credit facilities in the aggregate amount of $170 million.

            2. In connection with the Old Credit Agreement, (i) the Companies executed and delivered to the Collateral Agent a Security Agreement dated as of March 25, 2004 (the "Security Agreement"), and a Pledge Agreement dated as of March 25, 2004 (the "Pledge Agreement"), and (ii) the Guarantors executed and delivered to the Collateral Agent a Subsidiaries Guaranty dated as of March 25, 2004 (the "Guaranty"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement, Security Agreement, Pledge Agreement or Guaranty shall be used herein as therein defined.

            3. In connection with the Borrower's acquisition of OneSource Information Services, Inc., the Borrower and the Administrative Agent (with the approval of the Lenders) have agreed to amend and restate the Old Credit Agreement by means of executing and delivering that certain Amended and Restated Credit Agreement of even date herewith (as amended, restated or otherwise modified from time to time, the "Credit Agreement"). Under the Credit Agreement, the Lenders will extend credit facilities in the aggregate amount of $250 million.

            4. To induce the Lenders to approve the Credit Agreement and to extend the credit facilities under the Credit Agreement, the Lenders, the Collateral Agent and the

infoUSA Inc. - Reaffirmation of and First Amendment to Subsidiaries Guaranty, Security Agreement and
Pledge Agreement

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Administrative Agent have required that the Companies execute and deliver this
Amendment.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

            1. Amendments to Subsidiaries Guaranty.

            (a) Section 26 of the Guaranty is amended in its entirety to read as follows:

            "26. It is understood and agreed that any Subsidiary of the Borrower that is required to become a Subsidiary Guarantor pursuant to the Credit Agreement after the date hereof shall become a Guarantor hereunder by executing the Joinder to Subsidiaries Guaranty in the form of Exhibit A hereto and delivering the same to the Administrative Agent."

            (b) The Form of Joinder to Subsidiaries Guaranty set forth in Exhibit A to this Amendment shall be Exhibit A to the Guaranty.

            2. Amendments to Pledge Agreement.

            (a) Section 25 of the Pledge Agreement is amended in its entirety to read as follows:

            "25. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required by the Credit Agreement to become a Pledgor under this Agreement after the date hereof shall become a Pledgor hereunder by executing the Joinder to Pledge Agreement in the form of Annex I hereof and delivering the same to the Pledgee."

            (b) The Form of Joinder to Pledge Agreement set forth in Exhibit B to this Amendment shall be Annex I to Pledge Agreement.

            3. Amendments to Security Agreement.

            (a) Section 10.13 of the Security Agreement is amended in its entirety to read as follows:

            "10.13 Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower that is required by the Credit Agreement to become an Assignor under this Agreement after the date hereof shall become an Assignor hereunder by executing a Joinder to Security Agreement in the form of Annex K hereof and delivering the same to the Collateral Agent (it being understood that in connection therewith, such Subsidiary shall supplement Annexes A through H with information pertaining to such Subsidiary)."

infoUSA Inc. - Reaffirmation of and First Amendment to Subsidiaries Guaranty, Security Agreement and
Pledge Agreement

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            (b) The Form of Joinder to Security Agreement set forth in Exhibit C to this Amendment shall be Annex K to Security Agreement.

            4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Guaranty, Pledge Agreement and Security Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

            5. Reaffirmation. Each Company acknowledges that it has received a copy of the Credit Agreement executed by the parties thereto. Each Company further ratifies and reaffirms all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations applicable to it in the Guaranty, Pledge Agreement and Security Agreement, as amended above, and that the Guaranty, Pledge Agreement and Security Agreement remain in full force and effect and each agreement is valid, binding and fully enforceable in accordance with its terms. Each Company that is a party to the Pledge Agreement or Security Agreement further acknowledges that the total indebtedness under the Credit Agreement which is guaranteed or secured by such documents has increased from $170,000,000 to $250,000,000.

            6. Conditions Precedent. This Amendment shall be effective when the Administrative Agent shall have received an executed original hereof.

            7. Representations and Warranties. Each Company hereby represents and warrants as follows:

            (a) it has the corporate, partnership or limited liability company, power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Amendment and each other Credit Document to which it is a party and has taken all necessary corporate, partnership or limited liability company, action, as the case may be, to authorize the execution, delivery and performance by it of this Amendment and each such other Credit Document;

            (b) it has duly executed and delivered this Amendment and each other Credit Document to which it is a party, and this Amendment and each such other Credit Document constitute its legal, valid and binding obligations, enforceable in accordance with their terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

            (c) all of the representations and warranties contained in the Guaranty, Pledge Agreement and Security Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

infoUSA Inc. - Reaffirmation of and First Amendment to Subsidiaries Guaranty, Security Agreement and
Pledge Agreement

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            8. References. From and after the date hereof:

            (a) all references in the Guaranty, Pledge Agreement and Security Agreement to "this Agreement" shall be deemed to refer to such agreement as amended hereby.

            (b) all references in the Guaranty, Pledge Agreement and Security Agreement to "Credit Agreement" shall be deemed to refer to the Amended and Restated Credit Agreement referenced above (as the same may be further amended, restated or otherwise modified from time to time).

            9. Miscellaneous. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Companies and the Administrative Agent.

                           [Signature Page to Follow]

infoUSA Inc. - Reaffirmation of and First Amendment to Subsidiaries Guaranty, Security Agreement and
Pledge Agreement

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                 AMERICAN CHURCH LISTS, INC.,
                                 BJ HUNTER INFORMATION, INC.,
                                 CD-ROM TECHNOLOGIES, INC.,
                                 CITY DIRECTORIES, INC.,
                                 CLICKACTION INC.,
                                 DONNELLEY MARKETING, INC.,
                                 HILL-DONNELLY CORPORATION
                                 IDEXEC, INC.,
                                 INFOUSA MARKETING, INC.,
                                 LIST BAZAAR.COM, INC.,
                                 MARKADO, INC.,
                                 STRATEGIC INFORMATION MANAGEMENT, INC.,
                                 TGMVC CORPORATION,
                                 TRIPLEX DIRECT MARKETING CORP.,
                                 WALTER KARL, INC., and
                                 YESMAIL, INC.

                                  each as a Guarantor, a Pledgor and an Assignor

                                 By /s/ Raj Das
                                    ---------------------------
                                 Name:  Raj Das
                                 Title: Chief Financial Officer

                                 infoUSA INC., as a Pledgor and an Assignor

                                 By /s/ Raj Das
                                    ---------------------------
                                 Name:  Raj Das
                                 Title: Chief Financial Officer

 [Signature Page 1 of 2 to Reaffirmation of and First Amendment to Subsidiaries
               Guaranty, Security Agreement and Pledge Agreement]

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                                 WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                 as Collateral Agent

                                 By: Joseph G. Colianni
                                     --------------------
                                 Name: JOSEPH G. COLIANNI
                                 Title: VICE PRESIDENT

 [Signature Page 2 of 2 to Reaffirmation of and First Amendment to Subsidiaries
               Guaranty, Security Agreement and Pledge Agreement]

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                                    EXHIBIT A

                                                                       EXHIBIT A
                                                                              to
                                                           SUBSIDIARIES GUARANTY

                        JOINDER TO SUBSIDIARIES GUARANTY

            The undersigned (the "New Guarantor"), joins the Subsidiaries Guaranty dated as of March 25, 2004 (as amended, modified, supplemented or restated from time to time, the "Guaranty"), made by the Guarantors party thereto (the "Existing Guarantors"), pursuant to which such Existing Guarantors have jointly severally guaranteed to the Secured Creditors (as defined in the Guaranty) the payment and performance of the Guaranteed Obligations of infoUSA Inc. (the "Borrower") to the Secured Creditors, which Guaranteed Obligations include, without limitation, the obligations of the Borrower under the Amended and Restated Credit Agreement, dated as of June 4, 2004 between the Borrower, the financial institutions from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Except as otherwise defined herein, capitalized terms used herein and defined in the Guaranty shall be used herein as therein defined.

            The New Guarantor agrees to jointly and severally guaranty the payment and performance of the Guaranteed Obligations with the same force and effect as if it was an original party to the Guaranty, agrees to comply with the covenants, terms and conditions of the Guaranty and represents and warrants that each of the representations and warranties in the Guaranty are true and correct as of the date hereof.

            IN WITNESS WHEREOF, the undersigned has caused this Joinder to Subsidiaries Guaranty to be executed as of____________, ______________, 200___.

                                                  [____________________________]

                                                   _____________________________
                                                   By: _________________________
                                                   Its: ________________________

infoUSA Inc. - Reaffirmation of and First Amendment to Subsidiaries Guaranty, Security Agreement and
Pledge Agreement

                                     -A 1-

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                                    EXHIBIT B

                                                                         ANNEX I
                                                                              to
                                                                PLEDGE AGREEMENT

                           JOINDER TO PLEDGE AGREEMENT

            The undersigned (the "New Pledgor"), joins the Pledge Agreement dated as of March 25, 2004 (the "Pledge Agreement") made by the Pledgors party thereto (the "Existing Pledgors"), pursuant to which such Existing Pledgors have pledged Collateral to the Pledgee for the benefit of the Secured Creditors to jointly and severally secure the payment and performance of the Obligations of infoUSA Inc. (the "Borrower") to the Secured Creditors, including without limitation, the obligations of the Borrower under the Amended and Restated Credit Agreement, dated as of June 4, 2004 among the Borrower, the financial institutions from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Except as otherwise defined herein, capitalized terms used herein and defined in the Pledge Agreement shall be used herein as therein defined.

            The New Pledgor hereby grants, pledges and assigns to the Pledgee for the benefit of the Secured Creditors, all of its right, title and interest in any Collateral to secure the payment and performance of the Obligations with the same force and effect as if it was an original party to the Pledge Agreement, agrees to comply with the terms and conditions of the Pledge Agreement and represents and warrants to the Secured Creditors that each of the representations and warranties in the Pledge Agreement are true and correct as of the date hereof.

            IN WITNESS WHEREOF, the undersigned has caused this Joinder to Pledge Agreement to be executed as of __________, 200__.

                                                  [____________________________]

                                                   _____________________________
                                                   By: _________________________
                                                   Its: ________________________

infoUSA Inc. - Reaffirmation of and First Amendment to Subsidiaries Guaranty, Security Agreement and
Pledge Agreement

                                     -B 1-

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                                    EXHIBIT C

                                                                         ANNEX K
                                                                              to
                                                              SECURITY AGREEMENT

                          JOINDER TO SECURITY AGREEMENT

            The undersigned (the "New Assignor"), joins the Security Agreement dated as of March 25, 2004 (the "Security Agreement") made by the Assignors party thereto (the "Existing Assignors"), pursuant to which such Existing Assignors have granted to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest in all of the right, title and interest of such Existing Assignor in the Collateral as required by the Amended and Restated Credit Agreement dated as of June 4, 2004, among the Borrower, the financial institutions from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Except as otherwise defined herein, capitalized terms used herein and defined in the Security Agreement shall be used herein as therein defined.

            The New Assignor hereby grants to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest in all of its right, title and interest in the Collateral to secure the payment and performance of the Obligations with the same force and effect as if it was an original party to the Security Agreement, agrees to comply with the covenants, terms and conditions of the Security Agreement and represents and warrants that each of the representations and warranties in the Security Agreement are true and correct as of the date hereof.

            IN WITNESS WHEREOF, the undersigned has caused this Joinder to Security Agreement to be executed as of _________, _________ 200_ .

                                                  [____________________________]

                                                   _____________________________
                                                   By: _________________________

                                                   Its: ________________________

infoUSA Inc. - Reaffirmation of and First Amendment to Subsidiaries Guaranty, Security Agreement and
Pledge Agreement

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